THIRTY-SEVENTH
Document Number	SUPPLEMENTAL INDENTURE

Recording Area
Name and Return Address
Wisconsin Public Service Corporation
Attention: Real Estate Department
P.O. Box 19001
Green Bay, Wisconsin 54307-9001

See Schedule A hereto
Parcel Identification Number (PIN)

THIRTY-SEVENTH

SUPPLEMENTAL INDENTURE

FROM

WISCONSIN PUBLIC SERVICE
CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION
(Successor to Firstar Bank National Association,
Successor to Firstar Trust Company,
Formerly Known as First Wisconsin Trust Company)
TRUSTEE

_________________

DATED AS OF DECEMBER 1, 2006

_________________

SUPPLEMENTAL
To
First Mortgage and Deed of Trust
Dated as of January 1, 1941

WISCONSIN PUBLIC SERVICE CORPORATION
THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

Dated as of December 1, 2006

TABLE OF CONTENTS

_________________

ARTICLE I
FORM OF EXECUTION OF BONDS OF NEW SERIES

Sec. 1.01	Terms of bonds of new series	9
Sec. 1.02	Limitation of new series to $125,000,000, subject to right of Company
	to reopen such series for issuances of additional bonds	9
Sec. 1.03	Optional redemption of bonds of new series by Company	9
Sec. 1.04	Notice of, and selection of bonds of new series for, redemption	10
Sec. 1.05	Redemption in event of default under section 6.01 of the Senior
	Indenture	11
Sec. 1.06	Partial redemption and payments of redemption price without
	presentation of bonds and new series	11
Sec. 1.07	Company not obligated to make any transfer of bonds of new series for
	fifteen days before any interest payment date	11
Sec. 1.08	Charges for transfer of bonds of new series	11
Sec. 1.09	Bonds of new series may be signed by facsimile signatures of Company
	officers	11
Sec. 1.10	Payment dates falling on Saturday, Sunday or legal holiday	12
Sec. 1.11	Bonds of new series redeemed or paid not reissuable, but may be basis
	for issuance of bonds of different series, credits or cash withdrawals	12
Sec. 1.12	Company right to reopen new series and provisions applicable thereto	12

i

ARTICLE II
CONFIRMATION OF LIEN

Sec. 2.01	Granting clauses and habendum	13

ARTICLE III
PARTICULAR COVENANTS OF THE COMPANY

Sec. 3.01	Duly authorized by law to execute and deliver Supplemental Indenture
	and issue bonds	13
Sec. 3.02	Covenant of lawful possession, right to mortgage property and to
	maintain lien of Indenture	14
Sec. 3.03	Payment of principal and interest	14
Sec. 3.04	Nonliability of Trustee	14

ARTICLE IV
MISCELLANEOUS

Sec. 4.01	Recitals not made by Trustee. No representations made by Trustee.
	Trust accepted subject to terms and conditions of Indenture	14
Sec. 4.02	Supplemental Indenture to be construed as part of Indenture	14
Sec. 4.03(a)	References to either party to Supplemental Indenture includes
	successors or assigns	14
(b)	Table of contents and descriptive headings of articles not to affect
	meaning	14
Sec. 4.04(a)	Trust Indenture Act requirements control	15
(b)	Severability of Supplemental Indenture provisions and bond
	provisions	15
Sec. 4.05	Provisions for execution in counterparts	15
Sec. 4.06	Supplemental Indenture effective on execution and delivery	15
Sec. 4.07	Names and addresses of debtor and secured party	15

ii

        Thirty-Seventh Supplemental Indenture, made as of the 1st day of December, 2006 by and between WISCONSIN PUBLIC SERVICE CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay in said State (hereinafter sometimes called the “Company”), party of the first part, and U.S. BANK NATIONAL ASSOCIATION, (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its Corporate Trust Services Office in the City of Milwaukee in the State of Wisconsin, as Trustee (hereinafter sometimes called the “Trustee”), party of the second part.

        WHEREAS, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the “1941 Mortgage”) and has heretofore executed and delivered to the predecessor of the Trustee supplemental indentures dated and hereinafter referred to as follows:

Supplemental Indenture Dated (as of)	Hereinafter referred to as
November 1, 1947	First Supplemental Indenture*
August 1, 1948	Second Supplemental Indenture
September 1, 1949	Third Supplemental Indenture
November 1, 1950	Fourth Supplemental Indenture*
May 1, 1953	Fifth Supplemental Indenture*
January 1, 1954	Sixth Supplemental Indenture
October 1, 1954	Seventh Supplemental Indenture
December 1, 1957	Eighth Supplemental Indenture
November 1, 1959	Ninth Supplemental Indenture
October 1, 1963	Tenth Supplemental Indenture
June 1, 1964	Eleventh Supplemental Indenture
November 1, 1967	Twelfth Supplemental Indenture
April 1, 1969	Thirteenth Supplemental Indenture
August 1, 1970	Fourteenth Supplemental Indenture
May 1, 1971	Fifteenth Supplemental Indenture
August 1, 1973	Sixteenth Supplemental Indenture*
September 1, 1973	Seventeenth Supplemental Indenture
October 1, 1975	Eighteenth Supplemental Indenture
February 1, 1977	Nineteenth Supplemental Indenture
July 15, 1980	Twentieth Supplemental Indenture
December 1, 1980	Twenty-First Supplemental Indenture*
April 1, 1981	Twenty-Second Supplemental Indenture
February 1, 1984	Twenty-Third Supplemental Indenture
March 15, 1984	Twenty-Fourth Supplemental Indenture
October 1, 1985	Twenty-Fifth Supplemental Indenture
December 1, 1987	Twenty-Sixth Supplemental Indenture*
September 1, 1991	Twenty-Seventh Supplemental Indenture

Supplemental Indenture Dated (as of)	Hereinafter referred to as
July 1, 1992	Twenty-Eighth Supplemental Indenture
October 1, 1992	Twenty-Ninth Supplemental Indenture
February 1, 1993	Thirtieth Supplemental Indenture
July 1, 1993	Thirty-First Supplemental Indenture
November 1, 1993	Thirty-Second Supplemental Indenture
December 1, 1998	Thirty-Third Supplemental Indenture
August 1, 2001	Thirty-Fourth Supplemental Indenture
December 1, 2002	Thirty-Fifth Supplemental Indenture
December 1, 2003	Thirty-Sixth Supplemental Indenture

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.

(said 1941 Mortgage, as supplemented, amended or modified by the aforesaid Supplemental Indentures, being hereinafter referred to as the “Indenture”, except as such term is differently defined and used in and for the purposes of the Form of Bond of Collateral Series E and the Form of Trustee’s Certificate hereinafter set forth), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

        WHEREAS, Section 2.01 of the 1941 Mortgage provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

        WHEREAS, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Supplemental Indentures bonds of several series designated “First Mortgage Bonds, 7-1/8% Series Due July 1, 2023", “First Mortgage Bonds Due February 1, 2013", “First Mortgage Bonds Collateral Series A”, “First Mortgage Bonds Collateral Series B”, “First Mortgage Bonds Collateral Series C”, and “First Mortgage Bonds Collateral Series D”; and

        WHEREAS, the Company has agreed to issue $125,000,000 in aggregate principal amount of Senior Notes 5.55% Series Due December 1, 2036 (the “Related Securities”) pursuant to an Indenture, dated as of December 1, 1998, between the Company and a predecessor of U.S. Bank National Association, as trustee (the “Senior Trustee”) as supplemented, subject to the right of the Company to reopen the Related Securities for issuances of additional Related Securities of such series on the terms and subject to the conditions specified in such Indenture; and

        WHEREAS, in order to secure the Company’s obligations to pay principal, premium, if any, and interest on the Related Securities, the Company is desirous of providing for the issuance under the Indenture of bonds of a new series designated as “First Mortgage Bonds, Collateral Series E”, in an aggregate principal amount of not more than $125,000,000, subject to the right of the Company to reopen such series for issuances of additional bonds of such series, the bonds of said series to be issued as registered bonds without coupons in any denominations that the Company may from time to time execute and deliver, the bonds of said series, the Trustee’s Certificate, and the Form of Prepayment Record to be substantially in the tenor following:

(Form of Bond of Collateral Series E)

No._____________ .	$

WISCONSIN PUBLIC SERVICE CORPORATION

(Incorporated under the laws of the State of Wisconsin)
First Mortgage Bond, Collateral Series E

THE FIRST MORTGAGE BONDS, COLLATERAL SERIES E (HEREINAFTER, “COLLATERAL BONDS”), REPRESENTED BY THIS CERTIFICATE ARE BEING ISSUED AND DELIVERED BY THE COMPANY TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (IN SUCH CAPACITY, THE “SENIOR TRUSTEE”) UNDER AN INDENTURE, DATED AS OF DECEMBER 1, 1998, BETWEEN THE COMPANY AND A PREDECESSOR OF THE SENIOR TRUSTEE, AS PREVIOUSLY SUPPLEMENTED AND AS SUPPLEMENTED BY THE FIFTH SUPPLEMENTAL INDENTURE THERETO DATED AS OF DECEMBER 1, 2006 (AS SO SUPPLEMENTED, THE “SENIOR INDENTURE”). THE COLLATERAL BONDS ARE TO BE HELD IN TRUST AS COLLATERAL FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR NOTES, 5.55% SERIES DUE DECEMBER 1, 2036 (THE “RELATED SECURITIES”) ISSUED PURSUANT TO THE SENIOR INDENTURE.

THE COLLATERAL BONDS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (EXCEPT TO A SUCCESSOR SENIOR TRUSTEE) UNTIL THE EARLIER OF THE RELEASE DATE (AS DEFINED BELOW) OR THE PRIOR RETIREMENT OF THE RELATED SECURITIES THROUGH REDEMPTION, REPURCHASE OR OTHERWISE.

THE COMPANY SHALL MAKE PAYMENTS OF THE PRINCIPAL OF, AND PREMIUM, IF ANY, AND INTEREST ON, THE COLLATERAL BONDS, TO THE SENIOR TRUSTEE, WHICH PAYMENTS SHALL BE APPLIED BY THE SENIOR TRUSTEE TO THE SATISFACTION OF OBLIGATIONS ON THE RELATED SECURITIES.

THE MATURITY DATE SPECIFIED ABOVE IS ALSO THE MATURITY DATE OF THE RELATED SECURITIES.

        WISCONSIN PUBLIC SERVICE CORPORATION, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the Company), for value received, hereby promises to pay to U.S. BANK NATIONAL ASSOCIATION, as trustee for the benefit of the holders of the Related Securities, or registered assigns (in such capacity, the “Senior Trustee”), at the Corporate Trust Services Office of U.S. Bank National Association, in Milwaukee, Wisconsin, on the 1st day of December, 2036, the sum of __________________ Dollars ($_________) in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of 5.55% per annum, in like money, until the principal hereof becomes due and payable, said interest being payable on the 1st day of June and on the 1st day of December in each year commencing June 1, 2007. The principal and interest so payable on any June 1 or December 1 will be paid to the person or entity in whose name this bond is registered, at the address thereof as it appears on the Company’s books for registration and registration of transfer.

        The provisions of this bond are continued on the reverse hereof or attached pages and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        This bond shall not be valid or become obligatory for any purpose unless and until U.S. Bank National Association, (successor to First Wisconsin Trust Company), as Trustee under the Indenture, or its successors thereunder, shall have signed the certificate of authentication endorsed hereon.

        IN WITNESS WHEREOF, WISCONSIN PUBLIC SERVICE CORPORATION has caused this bond to be signed in its name by the manual or facsimile signature of its President or a Vice President and its corporate seal or a facsimile thereof to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated as of:

WISCONSIN PUBLIC SERVICE CORPORATION,
By:__________________________________
______President

Attest:

_________________________________
____________ Secretary

(Form of Trustee’s Certificate)

        This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture and Supplemental Indenture.

U.S. BANK NATIONAL ASSOCIATION,
As Trustee
By:__________________________________
Authorized Signature

(Text appearing on reverse side of bond or attached pages)

        This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenors, all issued and to be issued under and equally secured (except in so far as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture, may afford additional security for the bonds of any specific series) by a First Mortgage and Deed of Trust (herein called the “Indenture”) dated as of January 1, 1941, executed by the Company to First Wisconsin Trust Company (subsequently succeeded by U.S. Bank National Association, herein called the Trustee), as Trustee, to which Indenture and all instruments supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds as to such security, and the terms and conditions upon which the bonds may be issued under the Indenture and any instruments supplemental thereto and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided. This bond is one of a series created by a Supplemental Indenture (herein called the “Supplemental Indenture”) dated as of December 1, 2006, between the Company and the Trustee, which is supplemental to the Indenture.

        The Senior Trustee has agreed pursuant to the Senior Indenture to hold the Bonds of this Series as collateral for the benefit of the holders of the Related Securities under all circumstances and not to transfer (except to a successor trustee) such Bonds until the earlier of the Release Date or the prior retirement of the Related Securities through redemption, repurchase or otherwise. “Release Date” means the date on which all First Mortgage Bonds of the Company issued and outstanding under the Indenture, other than the Bonds of this Series and other Bonds pledged as security for Securities issued under the Senior Indenture (collectively “Collateral Bonds”), have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise, provided that no default or event of default has occurred and is continuing under the Senior Indenture. On the Release Date, the Senior Trustee shall deliver to the Company for cancellation all Collateral Bonds, and the Company shall cause the Senior Trustee to provide notice to all holders of Related Securities of the occurrence of the Release Date. As a result, on the Release Date, the Bonds of this Series shall cease to secure the Related Securities. Following the Release Date, the Company shall cause the Indenture to be discharged, and the Company shall not issue any additional Collateral Bonds thereunder, and from and after the Release Date, the Company’s obligations in respect of the Collateral Bonds shall be satisfied and discharged.

        With the consent of the Company and to the extent permitted by and as provided in the Indenture and/or any instruments supplemental thereto, the rights and obligations of the Company and/or of the holders of the bonds, and/or terms and provisions of the Indenture and/or of any instruments supplemental thereto may be modified or altered by consent of the holders of at least seventy percent (70%) in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds challenged and disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the taking of certain other action as more fully set forth in the Indenture without the consent of the holder hereof.

        The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes, and shall not be affected by any notice to the contrary.

        The bonds of this Series are subject to redemption, prior to maturity, at the option of the Company in whole at any time or in part from time to time, upon payment of a redemption price equal to the greater of (i) 100% of the principal amount of the bonds to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus fifteen hundredths of one percent (0.15%), plus in each case accrued and unpaid interest to the redemption date, all subject to the conditions and as more fully set forth in the Indenture and the Supplemental Indenture.

        Notice of any such redemption shall be hand delivered or mailed not less than thirty (30) days prior to the redemption date to the registered owner of the bonds so to be redeemed, at its address as the same shall appear on the Company’s books for registration and registration of transfer, all subject to the conditions and as more fully set forth in the Indenture and in the Supplemental Indenture, except that no newspaper publication shall be required.

        In the event that an event of default under Section 6.01 of the Senior Indenture has occurred and is continuing, and the Senior Trustee has declared the principal of all of the Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) under Section 6.02 of the Senior Indenture, then the Company shall call for redemption and redeem all of the bonds of this series then outstanding at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date. The redemption date shall be the accelerated maturity date of the Related Securities, and no prior notice of such redemption to the Trustee or the Senior Trustee shall be required.

        This bond is nontransferable except to the Senior Trustee and successor trustees thereto. To the extent that it is transferable, it is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the corporate trust services office of the Trustee at Milwaukee, Wisconsin, upon surrender hereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered bond or bonds without coupons of the same maturity and interest rate and of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Indenture and the Supplemental Indenture.

        No recourse shall be had for the payment of principal of, premium, if any, or interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of the Indenture or any instrument supplemental thereto, against any incorporator, or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

(End of text of bond)

(Form of Prepayment Record)

PREPAYMENT RECORD

PRINCIPAL AMOUNT OF BOND $__________

DATE OF MATURITY: DECEMBER 1, 2036

Prepayments on Principal
Amount	Date	Balance Outstanding	Signature of Authorized Officer and Title

and

        WHEREAS, the 1941 Mortgage provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of providing the terms and conditions of the issue of the bonds of any new series; and

        WHEREAS, the Company is presently engaged within the States of Wisconsin and Michigan in conveying, distributing, supplying and serving electricity and gas and intends that this Supplemental Indenture shall be received for record and for filing in the appropriate public offices of said States or of any other jurisdiction in which there may be located from time to time properties intended to be subject to the lien of the Indenture in the manner and with the effect provided by their respective laws in respect to mortgages by, and security interests in existing and hereafter acquired properties of, a corporation so engaged; and

        WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of bonds as in this Supplemental Indenture and the Indenture provided have been duly authorized by a resolution adopted by the Board of Directors of the Company; and

        WHEREAS, all things necessary to make the bonds of Collateral Series E, when duly issued and executed by the Company, and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make the Indenture and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed and the issue of said bonds, as in this Supplemental Indenture and the Indenture provided, has been in all respects duly authorized;

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, as follows:

ARTICLE I.

FORM AND EXECUTION OF BONDS OF NEW SERIES

        SECTION 1.01.     There is hereby created, for issuance under the Indenture on the date or dates of authentication and delivery of the Related Securities, a series of bonds designated as Collateral Series E (herein sometimes referred to as the bonds of Collateral Series E), each of which shall bear the descriptive title “First Mortgage Bond, Collateral Series E”. The bonds of said series shall be issued only in the form of registered bonds without coupons and shall be substantially of the tenor and purport, and in the form, hereinbefore recited. The bonds of said series shall mature on December 1, 2036, and shall be issued in any denominations that the Company may execute and deliver. The bonds of said series shall bear interest at the rate of five and fifty-five hundredths percent (5.55%) per annum, payable semi-annually on June 1 and December 1 of each year commencing June 1, 2007. Bonds of said series issued prior to June 1, 2007 shall be dated as of December 1, 2006 and bonds of said series issued on and after June 1, 2007 shall be dated as provided in Section 2.09 of the 1941 Mortgage. Principal and interest will be payable to the registered owner of the bonds of said series, and at the address thereof, appearing on the Company’s books for registration and registration of transfer. Said bonds will be nontransferable except to the Senior Trustee and successors thereto, if any.

        SECTION 1.02.     The aggregate principal amount of all bonds of Collateral Series E which may at any time be certified, issued and outstanding shall be limited to $125,000,000, subject to the right of the Company to reopen such series for issuances of additional bonds of such series, and bonds of said series may be executed, authenticated, delivered and issued hereunder from time to time subject to the restrictions and provisions contained in this Supplemental Indenture and in the 1941 Mortgage.

        SECTION 1.03.     The bonds of Collateral Series E are subject to redemption prior to maturity at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus fifteen hundredths of one percent (0.15%), plus in each case accrued and unpaid interest to the date of redemption. The redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee on or before the redemption date.

        “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the bonds of Collateral Series E that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of Collateral Series E.

        “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

        “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (ii) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations which the Trustee obtains.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York Time, on the third business day preceding such redemption date.

        “Reference Treasury Dealer” means any primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) selected by the Company.

        SECTION 1.04.     In the event that the Company shall desire to exercise its right to redeem and pay all or any part of the bonds of Collateral Series E pursuant to Section 1.03, it shall, except as modified herein, comply with the terms and conditions of Article XI of the Indenture with regard to the redemption of bonds of any series secured thereby, and such redemption shall be made under and subject to the terms and provisions of said Article XI and in the manner and with the effect stated therein; provided, however, (a) the Company shall specify, in accordance with the provisions of this Supplemental Indenture, those bonds of Collateral Series E which are to be redeemed if only a part thereof are to be redeemed, and payments in redemption of bonds of Collateral Series E shall be made directly by the Company to the registered owners of the bonds entitled thereto; and (b) the provisions of Section 11.03(b) of the 1941 Mortgage shall not be applicable to any such redemption. The Company shall not exercise any option to redeem on any date all or any part of the bonds of Collateral Series E unless it shall give a valid direction under the Senior Indenture for the redemption on such date of an equal amount of Related Securities. Notice of each such redemption shall be hand delivered or mailed, by certified mail, with return receipt requested, at least thirty (30) days prior to the redemption date, to the registered owner of the bonds which are to be redeemed at its address appearing on the Company’s books for registration and registration of transfer. Such delivery or mailing (but not the receipt thereof or the return of the receipt so requested) shall be a condition to the redemption of the bonds. All bonds so redeemed shall forthwith be delivered to the Trustee and cancelled, but only when the principal, premium, if any, and accrued and unpaid interest thereon is paid in full. The Trustee, when required to select bonds of Collateral Series E for redemption, shall promptly notify the Company, and the Company, when selecting bonds of Collateral Series E for redemption, shall promptly notify the Trustee, in writing of the distinctive numbers of the bonds selected for redemption in whole or in part. For the purpose only of complying with the Indenture (particularly Section 11.02 thereof) in connection with the redemption of bonds of Collateral Series E, for each $1,000 principal amount of bonds authenticated and delivered hereunder there shall be assigned a number in such manner and at such time as the Trustee or the Company shall deem appropriate.

        SECTION 1.05.     The Company shall call for redemption all of the bonds of the Collateral Series E then outstanding, and shall on the redemption date therefor redeem the same at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the redemption date, in the event that an event of default has occurred and is continuing under Section 6.01 of the Senior Indenture, and the Senior Trustee has declared the principal of all Related Securities then outstanding immediately due and payable (or such principal has become ipso facto immediately due and payable) pursuant to Section 6.02 of the Senior Indenture. The redemption date shall be the accelerated maturity date of the Related Securities; provided, however, that such requirement of redemption shall be deemed to be waived if prior to the date fixed for such redemption of the bonds of Collateral Series E, the acceleration of the Related Securities is waived or annulled. Any provision of Article XI of the Indenture notwithstanding, no prior notice of such redemption of the bonds of Collateral Series E to the Trustee or the Senior Trustee shall be required.

        SECTION 1.06.     Subject to the provisions of Section 1.04, Bonds of Collateral Series E may be redeemed in part, but the portion of any such bond so redeemed in part shall be One Thousand Dollars ($1,000) or an integral multiple thereof. In case any bond shall be redeemed in part only, payment of the redemption price of such portion of the bond of Collateral Series E shall be made by the Company (or Trustee, as the case may be) to the registered owner thereof, at its address appearing on the Company’s books for registration and registration of transfer of bonds of Collateral Series E without presentation or surrender thereof, provided there is on file with the Company and Trustee (and not theretofore rescinded by written notice from such registered owner to the Company and Trustee) a written commitment from such registered owner to the effect that (1) payments will be so made, and (2) such registered owner will make notations on such bond or a paper attached thereto of the portion thereof so redeemed. Prior to any transfer by the registered owner of any bond of Collateral Series E, the same shall be surrendered to the Company or Trustee for appropriate notation thereon of, or in exchange for a new bond or bonds for, the unredeemed balance of the principal amount thereof. The Trustee shall not be under any duty to determine that any of the notations mentioned herein have been made or be liable in any manner with respect thereto.

        SECTION 1.07.     The Company shall not be obligated to make any transfer of bonds of Collateral Series E for a period of fifteen (15) calendar days next preceding any interest payment date, or next preceding any selection by lot of bonds to be redeemed. The Company shall not be obligated to make transfers of any bonds called or being called for redemption.

        SECTION 1.08.     No charge shall be made to any registered owner of any bond of Collateral Series E for any transfer of bonds of said series except for any tax or other governmental charge required to be paid in connection therewith.

        SECTION 1.09.     The signatures of the President or a Vice President and of the Secretary or an Assistant Secretary upon the bonds of Collateral Series E may be facsimile signatures imprinted or otherwise reproduced on such bonds. Any such facsimile signature shall have the same effect and shall be subject to the same provisions set forth in Section 2.13 of the 1941 Mortgage as to signatures upon bonds generally.

        SECTION 1.10.     In the event that an interest payment or maturity date or a date fixed for redemption of any bond of Collateral Series E shall be a Saturday, Sunday or a legal holiday or a day on which banking institutions in the city of location of the registered address of the owner are authorized by law to close, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions in the city of location of the registered address of the owner are authorized by law to close, with the same force and effect as if made on the date of maturity, interest date, or the date fixed for redemption, and no interest shall accrue for the period after such date.

        SECTION 1.11.     Bonds of Collateral Series E which have been redeemed or have been paid at maturity shall not be reissued as bonds of said series, but may be made the basis for the issuance of additional bonds of any series hereafter created, or credits may be taken or cash withdrawn on the basis thereof under any applicable provisions of the 1941 Mortgage or any future supplemental indenture.

        SECTION 1.12.     The Company shall have the right to reopen the bonds of Collateral Series E, for issuances of additional bonds of such series (“Additional Bonds”), by written application pursuant to Section 4.01(a) of the 1941 Mortgage for the authentication and delivery of such Additional Bonds. Additional Bonds may be executed, authenticated, delivered, and issued upon and subject to the provisions of the Indenture (including but not limited to those of Articles IV, V, VI, VII, and/or VIII thereof, if and as applicable); and upon (but only upon) such execution, authentication, delivery, and issuance, the following additional provisions shall be deemed to apply:

        The bonds of Collateral Series E are hereby reopened for the issuance of Additional Bonds in the aggregate principal amount specified in the written application of the Company, which shall constitute a further issuance of, and will be consolidated with, the bonds of Collateral Series E so as to form a single series with the bonds of Collateral Series E, and shall have the same terms as the bonds of such series, except that the Additional Bonds shall be dated (and shall bear interest) as provided in Section 1.01 of this Supplemental Indenture. The Additional Bonds shall be substantially in the form hereinbefore recited but may contain such changes as may be appropriate to reflect their date or dates of issuance.

        All references to the bonds of Collateral Series E in this Supplemental Indenture, in the form of such bonds hereinbefore recited, and in such bonds shall be deemed to include the Additional Bonds issued hereunder, and the Additional Bonds shall be subject to, and be entitled to the benefits of, this Supplemental Indenture; except that the dates of issuance of, and the dates from which interest will begin to accrue on, the Additional Bonds shall be as set forth in this Section 1.12.

ARTICLE II.

CONFIRMATION OF LIEN

        SECTION 2.01.     The Company, in order to record the description of, and confirm unto the Trustee, certain property acquired after the execution and delivery of the 1941 Mortgage and now subject to the lien thereof by virtue of the provisions of the 1941 Mortgage conveying to the Trustee property acquired after its execution and delivery, by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length;

        Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof;

        To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

ARTICLE III.

PARTICULAR COVENANTS OF THE COMPANY

        In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

        SECTION 3.01.     That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to create and issue the bonds of Collateral Series E, and to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the creation and issue of said bonds and the execution of this Supplemental Indenture has been duly and effectually taken, and that said bonds when issued and delivered to the owners thereof are and will be valid and enforceable obligations of the Company, and that the Indenture is and always will be a valid mortgage and deed of trust to secure the payment of said bonds.

        SECTION 3.02.     That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

        SECTION 3.03.     That the Company will duly and punctually pay to the registered owner of bonds of Collateral Series E issued under and secured by the Indenture and this Supplemental Indenture the principal and interest of said bonds at the dates and place and in the manner mentioned in such bonds.

        SECTION 3.04.     That the Trustee shall not incur any liability by reason of any default, failure or delay on the part of the Company to observe or perform its covenants contained in this Article III.

ARTICLE IV.

MISCELLANEOUS

        SECTION 4.01.     The recitals of fact herein and in the bonds hereby created contained (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee. The Trustee makes no representations as to the validity of this Supplemental Indenture or of the bonds issued under the Indenture by virtue hereof. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

        SECTION 4.02.     This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

        SECTION 4.03.     (a) Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

        (b)     The table of contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

        SECTION 4.04.     (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of this Supplemental Indenture or of the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

        (b)     In case any one or more of the provisions contained in this Supplemental Indenture or in the bonds, issued hereunder and under the Indenture should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

        SECTION 4.05.     This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

        SECTION 4.06.     This Supplemental Indenture shall be effective and binding from and after the time of actual execution and delivery thereof, notwithstanding the fact that such execution and delivery may occur prior or subsequent to December 1, 2006.

        SECTION 4.07.     The debtor and its mailing address is WISCONSIN PUBLIC SERVICE CORPORATION, 700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307. The secured party and its address, from which information concerning the security interest hereunder may be obtained, is U.S. BANK NATIONAL ASSOCIATION, Corporate Trust Services, 1555 RiverCenter Drive, Suite 301, Milwaukee, WI 53212.

        IN WITNESS WHEREOF, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed by its Assistant Vice President for and in its behalf, all done as of the first day of December, 2006.

WISCONSIN PUBLIC SERVICE CORPORATION,
By: /s/ Joseph P. O'Leary
(SEAL)	Joseph P. O'Leary
Senior Vice President and Chief
Financial Officer

Attest:

/s/ Barth J. Wolf
Barth J. Wolf
Secretary

Executed by Wisconsin Public Service
Corporation, in presence of:

/s/ Mark Van De Laarschot
Mark Van De Laarschot

/s/ Christine Wiesner
Christine Wiesner

U.S. Bank National Association,
As Trustee,
By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

Executed by U.S. Bank National Association
in presence of:

/s/ Mark Van De Laarschot
Mark Van De Laarschot

/s/ Christine Wiesner
Christine Wiesner

STATE OF WISCONSIN	}
	}	ss.
BROWN COUNTY	}

        Personally came before me this 27th day of November, A.D. 2006, Joseph P. O’Leary, to me known to be the Senior Vice President and Chief Financial Officer, and Barth J. Wolf, to me known to be the Secretary of the above-named WISCONSIN PUBLIC SERVICE CORPORATION, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Joseph P. O’Leary and Barth J. Wolf then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

        Given under my hand and notarial seal this 27th day of November, A.D. 2006.

/s/ Kim M. Michiels
Kim M. Michiels
Notary Public, Brown County, Wisconsin
My commission expires: May 11, 2008
(NOTARIAL SEAL)

STATE OF WISCONSIN	}
	}	ss.
BROWN COUNTY	}

        Personally came before me this 27th day of November, A.D. 2006, Peter M. Brennan, to me known to be a Vice President of the above-named U.S. BANK NATIONAL ASSOCIATION, the corporation described in and which executed the foregoing instrument, and to me known to be the person who as such officer executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and that he signed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Peter M. Brennan then and there acknowledged said instrument to be the free act and deed of said corporation by him voluntarily executed.

        Given under my hand and notarial seal this 27th day of November, A.D. 2006.

/s/ Kim M. Michiels
Kim M. Michiels
Notary Public, Brown County, Wisconsin
My commission expires: May 11, 2008
(NOTARIAL SEAL)

This instrument was drafted by Attorney Larry J. Bonney of the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin.

SCHEDULE A

        The property referred to in Article II of the foregoing Supplemental Indenture from Wisconsin Public Service Corporation to U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, dated as of December 1, 2006, is that herein specifically described and enumerated or referred to in this Schedule A.

BROWN COUNTY

Account No. 010 8104 0150003039 300

Parcel I:

Lots 100, 101 and 102 and the Easterly 6 feet of vacated alley lying Westerly of and continuous to the Westerly lines of said Lots 100, 101 and 102, Plat of Navarino, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Parcel II:

That part of Private Claim 2, East side of Fox River, in the City of Green Bay, Brown County, Wisconsin, described as follows:

Commencing at the Southwest corner of Lot 102, Plat of Navarino, thence North 63 degrees 39(Degree) 49” West along the South line of said Lot 102, extended, 6 feet to the center of alley lying along the West line of Lots 100, 101 and 102, Plat of Navarino, which is the point of beginning; thence North 26 degrees 21’ 11” East along the center of said alley, 198 feet to the North line of said Lot 100 extended North 63 degrees 39’ 49” West; thence North 63 degrees 39’ 49” West along the North line of said Lot 100 extended in a straight line, 245 feet to the West line of North Adams Street extended North 26(Degree) 21’ 11” East; thence South 26 degrees 21’ 11" West along the West line of North Adams Street so extended, 198 feet to the North line of Elm Street extended in a straight line North 63 degrees 39’ 49” West; thence South 63 degrees 39’ 49” East along the North line of Elm Street so extended, 245 feet to the point of beginning; the land above described being vacated Lots 123, 124 and 125 in the Plat of Navarino and the land lying between the South line of said vacated Lot 123 and the North line of said vacated Lot 125 extended in a straight line and East of the West line of North Adams Street extended in a straight line.

And

Beginning at the Northeast corner of Lot 100, Plat of Navarino; thence North 26 degrees 21’ 11” East along the West line of North Jefferson Street, 132 feet to the South line of Willow Street; thence North 63 degrees 39’ 49" West along the South line of Willow Street extended in a straight line, 410 feet to the West line of North Adams Street extended in a straight line North 26 degrees 21’ 11” East; thence South 26 degrees 21’ 11” West along the West line of North Adams Street so extended, 132 feet to the North line of said Lot 100, Plat of Navarino, extended in a straight line North 63 degrees 39’ 49” West; thence South 63 degrees 39’ 49” East along the North line of said Lot 100, so extended 410 feet to the point of beginning; the land above described being vacated Lots 98 and 99, Plat of Navarino and the land lying between the South line of said vacated Lot 99 and the North line of said vacated Lot 98 extended in a straight line and East of the West line of North Adams Street extended in a straight line.

And

Beginning at the intersection of the West line of North Jefferson Street and the South line of Willow Street; thence North 26 degrees 21’ 11” East on the West line of North Jefferson Street extended, 32.91 feet to the South line of Parcel A, Volume 2 Certified Survey Maps, Page 643; thence North 63 degrees 37’ 56” West along said south line extended to the Fox River; thence Southwest along the Fox River to the South line of Willow Street extended in a straight line; North 63 degrees 39’ 49” West; thence South 63 degrees 39’ 49” East on the South line of Willow Street so extended to the point of beginning.

EXCEPTING THEREFROM Volume 2 Certified Survey Maps, Page 643, Map Number 671.

Tax Parcel Number: 11-15

COMBINED DESCRIPTION OF PARCELS I AND II:

All of Lots 98 and 99 (now vacated) and Lots 100 thru 102 and part of Lots 123 thru 125, Plat of Navarino, and part of the vacated alley described in Volume 872 Records 414 and part of vacated Willow Street and part of Private Claim 2 East, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin, described as:

Beginning at the Southeast corner of Lot 102, said plat of Navarino; thence North 26(Degree) 23’ 52” East along the westerly right of way of North Jefferson Street, 362.91 feet to the Southerly line of Parcel A, Volume 2 Certified Survey Maps, page 643, Brown County Records; thence North 63(Degree) 32’ 15” West along said Southerly line, 361.65 feet; thence South 26(Degree) 28’ 52” West along a Westerly line of said Parcel A and the Easterly line of Parcel B, Volume 2 Certified Survey Maps, page 643, Brown County Records, a distance of 363.11 feet to the Northerly right of way of Elm Street; thence South 63(Degree) 34’ 08” East along said Northerly right-of-way, a distance of 362.17 feet to the point of beginning.

Account No. 950 8104 0150003016 100

Parcel I:

Lot 15, Fort Howard Military Reserve, in the City of Green Bay, West side of Fox River, Brown County, Wisconsin, except Volume 23 Certified Survey Maps, page 214.

Tax Parcel Number: 6-9
Street
Address: Atkinson Drive

Parcel II:

Lot 16, Fort Howard Military Reserve, in the City of Green Bay, West side of Fox River, Brown County, Wisconsin.

Tax Parcel Number: 6-10
Street
Address: Atkinson Drive

Parcel III:

Lot 20, Fort Howard Military Reserve, in the City of Green Bay, West side of Fox River, Brown County, Wisconsin, except Volume 346 Deeds, page 223.

Tax Parcel Number: 6-17
Street
Address: Hurlbut Street

Said premises now being described as:

Part of Lots 15 and 20 and all of Lot 16, Fort Howard Military Reserve, in the City of Green Bay, West side of Fox River, Brown County, Wisconsin, more fully described as:

Beginning at the Northeast Corner of Lot 20 of the Fort Howard Military Reserve; thence South 26(Degree) 26’ 22" West, 1278.93 feet along the East line of said Lot 20 to the North right-of-way of Hurlbut Street; thence North 64(Degree) 03’ 17” West, 1048.53 feet along said North right-of-way; thence North 61(Degree) 33’ 43” West, 221.20 feet along said North right-of-way; thence North 56(Degree) 25’ 52” West, 57.70 feet along said North right-of-way to the West line of said Lot 20; thence North 26(Degree) 24’ 53” East, 1261.60 feet along said West line; thence North 64(Degree) 03’ 26” West, 79.80 feet along the North line of Lot 21 of said Fort Howard Military Reserve to the East line of Lot 1, Volume 23, Certified Survey Maps, Page 214, Brown County Records; thence North 25(Degree) 46’ 29” East, 60.30 feet along said East line; thence North 41(Degree) 00’ 40” West, 244.56 feet along said East line; thence North 57(Degree) 25’ 15” West, 484.98 feet along said East line; thence North 16(Degree) 41’ 36” East, 347.01 feet along said East line; thence North 21(Degree) 37’ 07” East, 453.94 feet along said East line to the Combined Pierhead/Bulkhead line of Green Bay; thence North 45(Degree) 06’ 12" East, 485.50 feet along said Combined Pierhead/Bulkhead line thence South 44(Degree) 53’ 48” East, 2171.64 feet along said Combined Pierhead/Bulkhead line to the East line of Lot 16 of the Fort Howard Military Reserve; thence South 26(Degree) 26’ 22” West, 753.11 feet along said East line to the point of beginning.

Account No. 010 8104 0150003009 200

Lot One (1), Vol. 48 Certified Survey Maps, Page 139, Map No. 7122; said Map being part of the Southeast Quarter of the Southwest Quarter (SE ¼ of SW ¼), Section Twenty-one (21), Township Twenty-two (22) North, Range Twenty-two (22) East, in the Village of Denmark, Brown County, Wisconsin.

Tax Parcel Number: VD-ND439 (PART OF)

Account No. 463 8104 0150004030 300

Parcel I:

A parcel of land located in part of Private Claim Two (2), East side of Fox River, in the City of Green Bay, Brown County, Wisconsin, described as follows:

Commencing at the southeast corner of Lot 127, Plat of Navarino; thence North 26 deg. 23 min. 52 sec. East, 390.00 feet along the westerly right of way line of North Adams street to the centerline of a twelve (12) foot wide sidewalk easement described in Jacket 12554 Records, Image 4, the point of beginning; thence North 63 deg. 36 min. 08 sec. West, 275.06 feet along the centerline of said easement described in Jacket 12554 Records, Image 04 to the west line of land described in Jacket 15999 Records, Image 33; thence North 51 deg. 10 min. 17 sec. East, 363.53 feet along said west line to the northwest corner of said Jacket 15999 Records, Image 33; thence South 63 deg. 34 min. 08 sec. East, 122.73 feet along the north line of said Jacket 15999 Records, Image 33 to the northeast corner thereof; thence South 26 deg. 23 min. 52 sec. West, 330.00 feet along the east line of said Jacket 15999 Records, Image 33 to the point of beginning.

Parcel II:

Easement for ingress and egress appurtenant to Parcel I and upon, over and across the following described land:

A parcel of land located in part of Private Claim Two (2), East side of Fox River, in the City of Green Bay, Brown County, Wisconsin, described as follows:

Commencing at the southeast corner of Lot 127, Plat of Navarino; thence North 26 deg. 23 min. 52 sec. East, 350.00 feet along the westerly right of way line of North Adams Street, the point of beginning; thence continuing North 26 deg. 23 min. 52 sec. East, 40.00 feet along said westerly right of way line to the centerline of a twelve (12) foot wide sidewalk easement described in Jacket 12554 Records, Image 04; thence North 63 deg. 36 min. 08 sec. West, 57.00 feet along said centerline; thence South 26 deg. 23 min. 52 sec. West, 40.00 feet; thence South 63 deg. 36 min. 08 sec. East, 57.00 feet to the point of beginning.

Tax Parcel Number: 12-164 (PART OF)

Account No. 463 8104 0150005025 300

A part of Lot Two (2), Vol. 46, Certified Survey Maps, Page 49, Map No. 6835; said map being all of Lots Three Hundred Fifty-three (353) thru Three Hundred Eighty-four (384), inclusive, and parts of vacated allies, vacated Jefferson Street, vacated Madison Street and vacated Utility Court, all according to the recorded Plat of Navarino, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin, more particularly described as follows:

Beginning at the Northwesterly corner of said Lot 2; thence South 26 deg. 21 min. 32 sec. West, 119.01 feet along the westerly line of said Lot 2; thence South 63 deg. 42 min. 56 sec. East, 286.42 feet to the easterly line of said Lot 2; thence North 8 deg. 26 min. 23 sec. West, 144.42 feet along the easterly line of said Lot 2; thence North 63 deg. 37 min. 46 sec. West, 204.00 feet along the northerly line of said Lot 2 to the point of beginning.

Tax Parcel Number: 11-127 (PART OF)

Project 0150006014

Lot 1 and Outlot 1, Volume 51 Certified Survey Maps, Page 47, Map No. 7455, said map being part of the Southwest ¼ of the Southwest ¼, Section 20, Township 24 North, Range 22 East, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Tax Parcel Number: 22-SC512

Account No. 010 8104 0150005032 200

Part of Outlot One (1), Vol. 50 Certified Survey Maps, Page 23, Map No. 7327; said Map being part of the Southeast Quarter of the Southwest Quarter (SE ¼ of SW ¼), Section Twenty-one (21), Township Twenty-two (22) North, Range Twenty-two (22) East, in the Village of Denmark, Brown County, Wisconsin, described as follows:

Commencing at the Southwest corner of said Section 21; thence North 88 deg. 49 min. 05 sec. East, 1592.10 feet along the South line of the said SE ¼ of SW ¼; thence North 01 deg. 10 min. 55 sec. West, 165.00 feet to the Northeast corner of Lot 1, Vol. 48 Certified Survey Maps, Page 139, the point of beginning; thence continuing North 01 deg. 10 min. 55 sec. West, 90.00 feet; thence South 88 deg. 49 min. 05 sec. West, 197.17 feet to the West line of said Outlot 1; thence South 00 deg. 21 min. 57 sec. East, 90.00 feet along said West line to the Southwest corner of said Outlot 1; thence North 88 deg. 49 min. 05 sec. East, 198.45 feet along the South line of said Outlot 1 to the point of beginning, excepting therefrom that part described in Doc. No. 2231636.

Tax Parcel Number: VD-ND439-3 (PART OF)

COLUMBIA COUNTY

Project 0150004018

A 31.8% interest in and to the following property:

A parcel of land in the Southwest Quarter of the Northeast Quarter of Section 27, Township 12 North, Range 9 East, in the Township of Pacific, Columbia County, Wisconsin, described as follows: Beginning at a point in the West margin of U.S. Highway 51 where said highway intersects the North line of land leased for school purposes, said lease being Document No. 184485 recorded in 8 Misc. at page 23, in the office of the Register of Deeds for Columbia County, Wisconsin; thence West along the North boundary of the land so leased for school purposes, a distance of 122 feet; thence North 360 feet; thence 122 feet to the West margin of said U.S. Highway 51; thence South along the West margin of said highway 360 feet to the point of beginning.

Tax Roll Parcel Number: 032-363

DOOR COUNTY

Project 0150005061

Part of the Northwest Quarter of the Southwest Quarter (NW ¼ of the SW ¼) of Section Thirty-one (31), Township Twenty-seven (27) North, Range Twenty-five (25) East, Town of Nasewaupee, Door County, Wisconsin, more specifically described as follows:

Commencing at a point on the West line of said Section 31, said point being South 1 deg. 54 min. East 413.80 feet from the West one-quarter corner of said Section 31; thence North 88 deg. 06 min. East, 33.00 feet to a 1 ¼ inch iron pipe, found on the Easterly right-of-way line of School Lane; thence continuing North 88 deg. 06 min. East, 50.00 feet to the point of beginning; thence continuing North 88 deg. 06 min. East, 155.00 [feet] to a 1 ¼ inch iron pipe, found; thence North 1 deg. 54 min. West 280.00 feet to a 1 ¼ inch iron pipe, found; thence South 55 deg. 52 min. 21 sec. East, 49.46 feet; thence South 1 deg. 54 min. East, 270.91 feet; thence South 88 deg. 06 min. West, 195.00 feet; thence North 1 deg. 54 min. West 20.00 feet, returning to the point of beginning.

Tax Parcel Number: 020-01-31272532A (PART OF)

FOREST COUNTY

Account No. 077 8104 0150005004 200

Lot One (1) of a Certified Survey Map recorded in Vol. 7 Certified Survey Maps, Pages 98 and 98A as Doc. No. 188561; said Map being part of the Southwest Quarter of the Southwest Quarter (SW ¼ of SW ¼), Section Seventeen (17), Township Thirty-six (36) North, Range Thirteen (13) East, in the Town of Lincoln, Forest County, Wisconsin.

Tax Parcel Number: 20.17.3613.011.002.00.00 (PART OF)

Project 0150003002

All that part of the Northwest Quarter of the Northwest Quarter (NW ¼ of NW ¼), Section Thirty-one (31), Township Thirty-six (36) North, Range Thirteen (13) East, Forest County, Wisconsin, lying West of the right-of-way of State Highway 55, except the following parcel thereof:

Beginning at the point of intersection of the North boundary lien of said Section 31 and the centerline of State Highway 55; thence West along the North boundary line of said Section 31 a distance of 565 feet; thence South at right angles 435 feet; thence East on a line parallel to the North line of this Section to a point on the center line of State Highway 55; thence Northerly along the center line of Highway 55 to the point of beginning and also excepting that parcel described in Vol. 170 Records, Page 273.

Tax Parcel Number: 211-01595-0000
Alt. No. 30.313613.006.012.00.00

KEWAUNEE COUNTY

Account No. 035 8104 0150005054 200

Lot One (1) of Certified Survey Map No. 1125 recorded in Volume 6 of Certified Survey Maps on Page 213 as Document No. 406339 (said map being part of Lot Two (2) of Certified Survey Map No. 881 recorded in Volume 5 of Certified Survey Maps on Page 93, being located in Lot Nine (9), Luxemburg Industrial Park Plat, all being part of the Northwest Quarter (NW ¼) of the Northeast Quarter (NE ¼), part of the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼), part of the Southeast Quarter (SE ¼) of the Northwest Quarter (NW ¼), and part of the Northeast Quarter (NE ¼) of the Northwest Quarter (NW ¼), Section Twenty-one (21), Township Twenty-four (24) North, Range Twenty-three (23) East, Village of Luxemburg, Kewaunee County, Wisconsin.

Tax Parcel No.: Part of 31 146 LIP 9.1

MANITOWOC COUNTY

Account No. 031 8104 0150004036 200

A tract or lot located in the Southern part of the Southeast Quarter of the Northeast Quarter (SE ¼ of the NE ¼) of Section Twenty-five (25), Township Nineteen (19) North, Range Twenty-three (23) East, in the City of Manitowoc, Manitowoc County, Wisconsin, more particularly described as follows:

Beginning at a certain point 33 feet North of the original quarter post on the East side of said Section 25 and at a distance of 243.10 feet West of said original quarter post to a certain point in the Southern boundary of the quarter line road, the point of beginning; thence West on the said Southern boundary line of said highway a distance of 71 1/5 feet to a certain point therein; thence North 150 feet to a certain post; thence East parallel to the South boundary of said tract a distance of 71 1/5 feet; thence South to the place of beginning, a distance of 150 feet.

Tax Parcel Number: 52-825-104-050

MARATHON COUNTY

Account No. 131 8104 0150003029 100

Lot Two (2), according to the recorded Plat of Seidler’s Subdivision, in the Village of Kronenwetter, Marathon County, Wisconsin.

PIN No. 37.145.4.2707.033.0002

Tax Parcel Number: 63.0640.000.002.00.00

Account No. 061 8104 0150003061 300

Lot One (1) in Block One (1) of George Schmidt’s Subdivision in the Town of Stettin (now City of Wausau), Marathon County, Wisconsin.

PIN No. 37.2914.2907.341.0001

Tax Parcel Number: 2907.341.0001

Account No. 061 8104 0150003061 300

Lot three (3) in Block one (1) of George Schmidt’s Subdivision, in the Town of Stettin, now City of Wausau, Marathon County, Wisconsin.

PIN No.: 37.291.4.2907.341.0003Tax
Key No.: 2907.341.0003

Account No. 131 8104 0150004028 100

Lot Nine (9), according to the recorded Plat of Seidler’s Subdivision, in the Village of Kronenwetter, Marathon County, Wisconsin.

Tax Parcel Number: PARCEL NO. 63 0640 000 009 00 00 PIN NO. 145 2707 033 0009

Account No. 131 8104 0150004029 100

Lot Three (3), according to the recorded Plat of Seidler’s Subdivision, in the Village of Kronenwetter, Marathon County, Wisconsin.

Tax Parcel Number: 63 0640 000 003 00 00 (PARCEL NUMBER) 145 2707 033 0003 (PIN NUMBER)

Account No. 131 8104 0150004051 100

Lot One (1) of Certified Survey map No. 13585 recorded in the Office of the Register of Deeds for Marathon County, Wisconsin, in Vol. 59 of Certified Survey Maps, Page 142; said Map being part of the Southeast Quarter of the Southeast Quarter (SE ¼ of SE ¼), Section Three (3) Township Twenty-seven (17) North, Range Seven (7) East, in the Village of Kronenwetter, Marathon County, Wisconsin.

PIN No. 37.145.4.2707.034.0989 (or 37.145.4.2707.034.0967)

Tax Parcel Number: 69.032707.016.005.00.00 (or 69.032707.016.18)

Account No. 131 8104 0150004053 100

Lot One (1) and Outlot One (1) of Certified Survey Map No. 11440 recorded in the Office of the Register of Deeds for Marathon County, Wisconsin, in Vol. 48 of Certified Survey Maps on Page 122, being all of Lot One (1) of Marathon County Certified Survey Map No. 9116, Vol. 36, Page 119, located in the Southeast Quarter of the Southeast Quarter (SE ¼ of SE ¼), Section Three (3), Township Twenty-seven (27) North, Range Seven (7) East, in the Town (now Village) of Kronenwetter, Marathon County, Wisconsin.

Pin No. 37.145.4.2707.034.0971

Tax Parcel Number: 63032707.016017

Account No. 061 8104 0150005058 200

Lot 2 of Certified Survey Map No. 14084 recorded in the office of the Register of Deeds for Marathon County, Wisconsin, in Volume 62 of Certified Survey Maps on Page 91, being Lot one (1) of Certified Survey Map No. 10506, recorded in Volume 43 of Certified Survey Maps, on Page(s) 138, being part of the South half (½) of the Southeast quarter (SE ¼) of Section twenty (20), Township twenty-eight (28) North, Range eight (8) East, in the Village of Weston, Marathon County, Wisconsin.

PIN No.: 37.192.4.2808.204.0953

Tax Key No.: 62.202808.015.010.00.00

Account No. 061 8105 0190005120 100

Electric Substation Easement by and between Wausau Concrete Company, Inc. and Wisconsin Public Service Corporation, a Wisconsin corporation, recorded as Doc. No. 1431424, and affecting the following described property:

Lot One (1), Vol. 60 Certified Survey Maps, Page 123, as Doc. No. 1401921, Map No. 13746; said map being part of Government Lot One (1), Section Twenty-four (24), Township Twenty-nine (29) North, Range Seven (7) East, in the City of Wausau, Marathon County, Wisconsin.

Parcel No.: 59-242907 OGL 001 33 00

PIN: 291 4 2907 243 0957

Account No. 061 8104 0150005034 200

Outlot One (1), Vol. 62 Certified Survey Maps, Page 145, as Doc. No. 1429656, Map No. 14138; said map being a part of the Fractional Northwest Quarter of the Northeast Quarter (Frac. NW ¼ of NE ¼), Section One (1), Township Twenty-nine (29) North, Range Seven (7) East, in the Town of Texas, Marathon County, Wisconsin.

Tax Parcel Number: 39 012907 002 000 00 00 (PART OF) PIN: 078 2907 011 0998

Project 0150003051

Lots sixty-nine (69) and seventy (70) of the Plat of Glen Douville and Geo. Clace, in the City of Mosinee, Marathon County, Wisconsin; together with the South one-half (S ½) of the vacated alley lying North of and adjacent to the subject premises.

PIN: 37.251.4.2707.332.1038

Project 0150005063

Outlot One (1), Vol. 63 Certified Survey Maps, Page 164, as Doc. No. 1444951, Map 14337; said Map being a part of Outlot Three (3), according to the recorded Plat of Mountain View Addition to the Town of Stettin, Marathon County, Wisconsin.

Tax Parcel Number: 38 0360 00L 003 05 00 (PART OF) PIN 076 2907 332 0021

OCONTO COUNTY

Project 0150005047

Part of the Southwest Quarter of the Southwest Quarter (SW ¼ of SW ¼), Section Fourteen (14), Township Twenty-nine (29) North, Range Twenty (20) East, in the Town of Lena, Oconto County, Wisconsin, described as follows:

Beginning at the Southeast corner of Outlot 1 of Certified Survey Map No. 3589 as recorded in Vol. 25 Certified Survey Maps, Page 31; thence South 00 deg. 41 min. 43 sec. West, 40.00 feet; thence North 88 deg. 59 min. 08 sec. West, 141.75 feet to the Easterly right of way line of the frontage road for U.S. Highway “141", project #1490-01-29; thence North 15 deg. 03 min. 48 sec. West, along said right of way line, 41.63 feet; thence South 88 deg. 59 min. 08 sec. East, 153.05 feet, returning to the point of beginning.

Tax Parcel Number: 020-141401233A (PART OF)

PORTAGE COUNTY

Account No. 212 8104 01500099005 100

Outlot One (1) of Certified Survey Map No. 8444-33-124, recorded in the office of the Register of Deeds for Portage County, Wisconsin on March 4, 2004, in Vol. 33 of Surveys, Page 124, as Doc. No. 652529; said Map being part of the Northeast Quarter of the Southeast Quarter (NE ¼ of SE ¼), Section Twenty-one (21), Township Twenty-three (23) North, Range Eight (8) East, in the Village of Plover, Portage County, Wisconsin, together with that certain ingress and egress easement recorded as Doc. No. 655452.

Tax Parcel Number: 173-23-0821-13.01

SHEBOYGAN COUNTY

Account No. 0150003067

An undivided 13.4% interest in and to the following property in Sheboygan County, Wisconsin:

Commencing at a point in the south line of U.S. Government Lot Three (3), Section Two (2), Town Fourteen (14) North, Range Twenty-three (23) East, Six hundred eighty-three (683.0) feet east of the southwest corner of said Lot Three (3), thence North Nine hundred thirteen (913.0) feet, to the center of the Town Road, thence East Eighty (80.0) feet, thence South Nine hundred thirteen (913.0) feet, to the South line of U.S. Government Lot Three (3), thence West Eighty (80.0) feet to the point of beginning, being a part of Government Lot 3 in Section Two (2), Town Fourteen (14) North, Range Twenty-three (23) East.

Tax Key Number: 59030 451260.

Project 0150004039

A 13.4% interest in and to the following property in Sheboygan County, Wisconsin:

The North 400 feet of the following described tract of land: Commencing Eight Hundred Forty-three (843) feet East of the Southwest corner of Government Lot Number Three (3), Section Two (2), Town Fourteen (14) North, Range Twenty-three (23) East, thence East Fifty (50) feet, thence North Nine Hundred Thirteen (913) feet to the center of Town Road, thence West Fifty (50) feet, thence South Nine Hundred Thirteen (913) feet to the point of beginning, and being a part of Government Lot Number Three (3), Section Two (2), Town Fourteen (14) North, Range Twenty-three (23) East.

And;

Party of Government Lot 3, Section 2 – Commencing 763 feet East of the Southwest corner of said Lot, thence East 80 feet, thence North 913 feet to the center of Town Road, thence West 80 feet, thence South 913 feet to beginning. Section 2, Town 14 North, Range 23 East.

Tax Key Number 59030 451250.

WINNEBAGO COUNTY

Account No. 196 8104 0150004032 100

Part of the Northeast Quarter of the Southeast Quarter (NE ¼ of the SE ¼) of Section Twenty-eight (28), Township Eighteen (18) North, Range Sixteen (16) East, Thirteenth Ward, City of Oshkosh, Winnebago County, Wisconsin, being more specifically described as follows:

Commencing at the Northwest corner of Lot 478 of the Third Addition to Westhaven in the City of Oshkosh; thence North 1 deg. 09 min. 43 sec. East, 299.99 feet, along the East line of Lots 480, 481, 482 and 483 of said Third Addition to Westhaven to the Point of Beginning; thence continuing North 1 deg. 09 min. 43 sec. East, 100.01 feet, along the East line of Lots 483 and 484 of said Third Addition to Westhaven; thence South 89 deg. 36 min. 30 sec. East, 395.54 feet, along the South line of the Wisconsin Public Service property as recorded in Vol. 1053, Page 512 of the Winnebago County Records, to the Westerly line of South Washburn Street; thence South 4 deg. 21 min. 21 sec. West, 100.24 feet, along the Westerly line of South Washburn Street; thence North 89 deg. 36 min. 30 sec. West, 389.95 feet, returning to the point of beginning.

Tax Parcel Number: PART OF 913-1635

Project 018006003

Gas Regulator Easement by Robert J. Potratz and Marilyn K. Potratz, as grantors, and Wisconsin Public Service Corporation, as grantee, dated July 18, 2006, and recorded July 26, 2006, as Doc. No. 1405731, and affecting the following described property:

Part of the Northwest ¼ of the Northwest ¼ of Section Fourteen (14), Township Seventeen (17) North, Range Fifteen (15) East, Town of Utica, Winnebago County, Wisconsin, described as follows:

Commencing at the Northwest corner of said Section 14, thence North 89 deg. 13 mins. 55 sec. East, 1327.69 feet along the North line of said Section 14; thence South 1 deg. 14 mins. 58 sec. East, 494.86 feet; thence South 89 deg. 13 mins. 55 sec. West, to the point of beginning on the West right-of-way line of C.T.H. “FF”; thence continuing south 89 deg. 13 mins. 55 sec. West, 20.00 feet; thence Southerly and parallel with the West right-of-way line of C.T.H. “FF”, 20.00 feet; thence North 89 deg. 13 mins. 55 sec. East, 20.00 feet to said West right-of-way line; thence Northerly along said West right-of-way line, 20.00 feet, returning to the point of beginning.

Tax Parcel Number: Part of 024-0277-04

Project 018006001

Gas Regulator Easement by Robert A. Berndt and Roxanne M. Berndt, as grantors, and Wisconsin Public Service Corporation, as grantee, dated June 8, 2006, and recorded June 15, 2006, as Doc. No. 1401518, and affecting the following described property:

Part of the South One-Half of the Northeast ¼ of the Southeast ¼ of Section Twenty (20), Township Twenty (20) North, Range Sixteen (16) East, Town of Clayton, Winnebago County, Wisconsin, described as follows:

Commencing at a point on the east line of Section 20, said point being North 1 deg. 37 mins. 05 sec. West, 1335.91 feet from the Southeast corner of said Section 20; thence South 88 deg. 32 mins. 44 sec. West, 118.70 feet to the point of beginning on the North right-of-way line of C.T.H. “T”; thence continuing South 88 deg. 32 mins. 44 sec. West, 20.00 feet; thence North 0 deg. 49 mins. 18 sec. West, 20.00 feet; thence North 88 deg. 32 mins. 44 sec. East, 20.00 feet; thence South 0 deg. 49 mins. 18 sec. East, 20.00 feet, returning to the point of beginning.

Tax Parcel Number: Part of 006-0551

MENOMINEE COUNTY, MICHIGAN

Account No. 667 8104 0150004072 200

Lots Eight (8), Nine (9), Ten (10), and Eleven (11) and that part of the Wisconsin Central Railroad Right of Way (F/K/A Chicago & Northwestern Railroad) lying adjacent to Lot Eight (8) of Block Five (5) of Stephenson’s Complete Addition to the City of Menominee, Menominee County, Michigan, being more particularly described as follows:

From the Southwest corner of said Block Five (5), this being the point of beginning, measure N00(Degree)09'26"W, 240.96 feet along the West line of said Block Five (5) and the east line of 15th Street, to the North line of said Lot Eight (8), as extended west; thence N88(Degree)58'33";E, 120.98 feet along said North line, as extended, to the Northeast corner of said Lot Eight (8); thence S00(Degree)03'13"W, 2401.84 feet to the Southeast corner of Lot Eleven (11) of said Block Five (5); thence S88(Degree)54'39"W, 120.07 feet along the South line of said Block Five (5) and the North line of 13th Avenue, to the point of beginning, containing 0.6664 acres.